Petroleum Development Corporation, NASDAQ GSM: PETD
Colorado Oil & Gas Association
Rocky Mountain Natural Gas Strategy Conference
Steven R. Williams, Chairman & CEO
August 14, 2007

Forward Looking Statements
This information contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the Company to meet its stated business goals.

Contact Information
Investor Relations, Petroleum Development Corporation
120 Genesis Boulevard, PO Box 26, Bridgeport, West Virginia 26330
Phone: 304.842.3597, Fax: 304.808.0913, www.petd.com

Company Snapshot
• Market Cap	Ö Approx. $700 Million
• Proved Reserves	Ö 323 Bcfe (2006)
500+ Bcfe (2007)
• Production	Ö 16.9 Bcfe (2006)
28 Bcfe (2007
• Production Type	Ö 78% N. Gas/
Ö 22% Oil (2007)
• Rocky Mountains	Ö 85%+ (2007)

Core Operating Areas
Rocky Mountains
•	2006 Proved Reserves: 265.5 Bcfe
•	2006 Production: 14.1 Bcfe
•	2007E Production: 24 Bcfe
Michigan Basin
•	2006 Proved Reserves: 21.2 Bcfe
•	2006 Production: 1.4 Bcfe
•	2007E Production: 1.8 Bcfe
Appalachian Basin
•	2006 Proved Reserves: 36.0 Bcfe
•	2006 Production: 1.5 Bcfe
•	2007 Production: 2.6 Bcfe

2007 Colorado Operations
Piceance Basin
•	Drill ~ 38 net wells
•	6.9 Bcfe (89% increase)
Wattenberg field
•	Drill ~ 100 net wells
•	11.2 Bcfe (68% increase)
NECO (Eastern DJ Basin Niobrara)
•	Drill ~ 141 Wells
•	4.5 Bcfe (44% increase)
Total Company 28 Bcfe (65% increase)

All 2007 numbers are estimates

Petroleum Development Corporation, NASDAQ GSM: PETD
Colorado Oil & Gas Association
Rocky Mountain Natural Gas Strategy Conference
Steven R. Williams, Chairman & CEO
August 14, 2007